EXHIBIT 5.5

Encana Corporation
1800, 855-2nd Street SW
Calgary, Alberta T2P 2S5
Canada

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of and reference to our name and our reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana Corporation's petroleum and natural gas reserves and contingent resources, as of December 31, 2011, in the Registration Statement on Form F-10 of Encana Corporation (File No. 333-181196).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
May 15, 2012